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EX-3.19
          16
             EXHIBIT 3.19






C&S-510 (10/89)                                  096A#1986  1210  ORG&FI  $10.00
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      MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU
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(FOR BUREAU USE ONLY)                                            DATE RECEIVED
                                FILED                          -----------------
                           MARCH 15, 2000                        MARCH 15, 2000
                                                               -----------------
                            ADMINISTRATOR
           MI DEPARTMENT OF CONSUMER & INDUSTRY SERVICES       -----------------
          CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU
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                       RESTATED ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
            (Please read information and instructions on last page)

   Pursuant to the provisions of Act 264, Public Acts of 1972, the undersigned corporation executes the following Articles:

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1. The present name of the corporation is: Michigan Automotive Research
                                           Corporation

2. The corporation identification number (CID) assigned by the Bureau is:
                                                                   0 2 7 - 3 0 9

3. All former names of the corporation are:

4. The date of filing the original Articles of Incorporation was:
                                                               November 18, 1977
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   The following Restated Articles of Incorporation supersede the Articles of
   Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I
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The name of the corporation is: EPMR Corporation
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ARTICLE II
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The purpose or purposes for which the corporation is formed are: to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.
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SEAL APPEARS ONLY ON ORIGINAL






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ARTICLE III

The total authorized capital stock is:

1.   Common shares    25,000, par value $2.00 per share
                      ---------------------------------

     Preferred shares 5,000, par value $100.00 per share
                      ----------------------------------

2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

     The preferred stock shall be non-voting and shall carry and be limited to 15% cumulative preferred dividend and shall be preferred to all classes of stock and limited to par value in liquidation.

ARTICLE IV

1.   The address of the current registered office is:

     30600 Telegraph Road     Bingham Farms,    Michigan   48025
     -----------------------------------------            --------
     (Street Address)             (City)                 (ZIP Code)

2. The mailing address of the current registered office if different than above:


     -----------------------------------------             --------
     (P.O. Box)                   (City)                  (ZIP Code)

3.   The name of the current resident agent is: The Corporation Company

ARTICLE VII (Additional provisions, if any, may be inserted here; attach additional pages if needed.)

     Pursuant to the requirements of Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue nonvoting equity securities, subject, however, to further amendment of these Amended and Restated Articles of Incorporation as and to the extent permitted by applicable law.

5. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b)

     a.[ ] These Restated Articles of Incorporation were duly adopted on the ______ day of ____________, 19___, in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporators before the first meeting of the Board of Directors.

           Signed this _____ day of ____________________________________, 19 ___
           _____________________________________________________________________
           _____________________________________________________________________
                           (Signatures of ALL incorporators:
                       type or print name under each signature)

     b.[X] These Restated Articles of Incorporation were duly adopted on the 5th day of December, 1996, in accordance with the provisions of
           Section 642 of the Act and: (check one of the following)

           [ ] were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

           [ ] were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

           [ ] were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

           [X] were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

                           Signed this   2nd   day of      March,   20 00
                                       -------        -------------    --

                           By  /s/ David G. Krall
                             ---------------------------------------------------



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                               (Only Signature of: President, Vice-President,
                                       Chairperson, Vice-Chairperson)

                           David G. Krall
                           Vice President and Secretary
                           -----------------------------------------------------
                                     (Type or Print Name and Title)


(MICH. - 435)


SEAL APPEARS ONLY ON ORIGINAL





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
DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS              Name of person or organization
INDICATED IN THE BOX BELOW. Include name, street and number        remitting fees:
(or P.O. Box), city, state and ZIP code.                           Butzel Long
                                                                   ------------------------------
Marc L. Greenberg, Esq.
Eagle-Picher Industries, Inc.                                      ------------------------------
250 East Fifth Street                                              Preparer's name and business
Suite 500                                                          telephone number:
Cincinnati, Ohio 45202
                                                                   Janet C. Finn
                                                                   ------------------------------
                                                                   (513) 629-2453
                                                                   ------------------------------
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